As filed with the Securities and Exchange Commission on August 17, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARE CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1781195 (I.R.S. Employer Identification Number)

353 N. Clark Street, Suite 2900

Chicago, Illinois 60654

(312) 881-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Care Capital Properties, Inc. 2015 Incentive Plan

Care Capital Properties, Inc. Employee and Director Stock Purchase Plan

Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan

(Full title of the plans)

Kristen M. Benson
Vice President and Secretary
Care Capital Properties, Inc.
353 N. Clark Street, Suite 2900

Chicago, Illinois 60654

(312) 881-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,500,000	$31.03	$263,755,000	$30,649

(1)         Includes (a) 7,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), that are reserved for issuance under the Care Capital Properties, Inc. 2015 Incentive Plan (the “Incentive Plan”), plus (b) 1,000,000 shares of Common Stock that are reserved for issuance under the Care Capital Properties, Inc. Employee and Director Stock Purchase Plan (the “ESPP”), plus (c) 500,000 shares of Common Stock that are reserved for issuance under the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan (the “Director Plan”).  In each case, shares reserved for issuance include, without limitation, shares to be issued pursuant to the exercise of options or upon redemption or conversion of operating partnership units.

(2)         This Registration Statement also covers an indeterminable number of additional shares of Common Stock as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)         Estimated solely for calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of shares of Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on August 14, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the applicable prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Care Capital Properties, Inc. (the “Company”), are incorporated by reference:

•                  The Company’s Registration Statement on Form 10 filed with the Commission on April 23, 2015, as amended by Amendment No. 1 filed on June 8, 2015, Amendment No. 2 filed on July 15, 2015, and Amendment No. 3 filed on July 30, 2015 (File No. 001-37356); and

•                  The description of the Common Stock of the Company contained in the Information Statement, filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 (File No. 001-37356), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Company to, and Article VII of the Company’s Certificate of Incorporation (the “Certificate”) provides that it will, indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding.  The Company may provide by action of its Board of Directors through agreement, resolution or by a provision in its Bylaws, indemnification of its employees and agents with substantially the same scope and effect as the indemnification provided in Article VII of the Certificate.

Expenses incurred by such a person in his or her capacity as one of the Company’s directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts, unless it is ultimately determined that such person is entitled to be indemnified by the Company as authorized by the DGCL.  Expenses incurred by a person in any capacity other than as one of the Company’s officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors of the Company deems appropriate.

Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates certain liability of its directors for breach of their fiduciary duty of care.  Article VI of the Certificate provides that neither the Company nor its stockholders may recover monetary damages from the Company’s directors for breach of the duty of care in the performance of their duties as such.  Article VI does not, however, eliminate the liability of the Company’s directors (i) for a breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

The indemnification provided for by Article VII of the Certificate is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of their heirs, executors and administrators.  No amendment to the Certificate or repeal of any provision thereof increases the liability of any of its directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

The right to indemnification conferred by Article VII of the Certificate is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

The Company may purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at its request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power or be obligated to indemnify him or her against such liability under the provisions of Article VII of the Certificate or the DGCL.

The Company currently has in effect directors’ and officers’ liability insurance policies, which cover any negligent act, error or omission of a director or officer, subject to certain exclusions and limitations.

Item 7.  Exemptions from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit No.	Description
3.1

Form of Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

3.2

Form of Amended and Restated Bylaws of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

4.1	Specimen common stock certificate.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

10.1

Form of Care Capital Properties, Inc. 2015 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

10.2	Form of Care Capital Properties, Inc. Employee and Director Stock Purchase Plan.

10.3.1	Form of Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

10.3.2	Form of Deferral Election Form under the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on the signature page hereto).

Item 9.  Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 of this Registration Statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of August, 2015.

CARE CAPITAL PROPERTIES, INC.

By:	/s/ Kristen M. Benson
Name: Kristen M. Benson Title: Vice President and Secretary

The undersigned officers and directors of Care Capital Properties, Inc. hereby severally constitute and appoint Raymond J. Lewis and Kristen M. Benson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of August, 2015.

Signature	Title

/s/ Raymond J. Lewis	Chief Executive Officer and Director
Raymond J. Lewis	(Principal Executive Officer)

/s/ Lori B. Wittman	Vice President and Treasurer and Director
Lori B. Wittman	(Principal Financial Officer)

/s/ James L. Majernik	Vice President, Accounting
James L. Majernik	(Principal Accounting Officer)

/s/ Timothy A. Doman	Director
Timothy A. Doman

/s/ Douglas Crocker II	Director
Douglas Crocker II

Exhibit Index

Exhibit No.	Description
3.1

Form of Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

3.2

Form of Amended and Restated Bylaws of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

4.1	Specimen common stock certificate.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

10.1

Form of Care Capital Properties, Inc. 2015 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form 10, filed on July 15, 2015 (File No. 001-37356)).

10.2	Form of Care Capital Properties, Inc. Employee and Director Stock Purchase Plan.

10.3.1	Form of Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

10.3.2	Form of Deferral Election Form under the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on the signature page hereto).